      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 2001.

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                             THE COCA-COLA COMPANY
             (Exact name of registrant as specified in its charter)
                             ---------------------

           DELAWARE                           58-0628465
   (State of Incorporation)      (I.R.S. Employer Identification No.)

                              ONE COCA-COLA PLAZA
                             ATLANTA, GEORGIA 30313
                                 (404) 676-2121
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                             DEVAL L. PATRICK, ESQ.
                          EXECUTIVE VICE PRESIDENT AND
                                GENERAL COUNSEL
                             THE COCA-COLA COMPANY
                              ONE COCA-COLA PLAZA
                             ATLANTA, GEORGIA 30313
                                 (404) 676-2121
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                WITH COPIES TO:

    CAROL CROFOOT HAYES, ESQ.            C. WILLIAM BAXLEY, ESQ.              M. HILL JEFFRIES, ESQ.
    SENIOR FINANCE COUNSEL AND               KING & SPALDING                    ALSTON & BIRD LLP
       ASSISTANT SECRETARY                 191 PEACHTREE STREET                ONE ATLANTIC CENTER
      THE COCA-COLA COMPANY               ATLANTA, GEORGIA 30303            1201 WEST PEACHTREE STREET
       ONE COCA-COLA PLAZA                                                 ATLANTA, GEORGIA 30309-3424
      ATLANTA, GEORGIA 30313

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]
                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                                        PROPOSED                         AMOUNT OF
                    TITLE OF SECURITIES                                  MAXIMUM                  AGGREGATE REGISTRATION
                     TO BE REGISTERED                          AGGREGATE OFFERING PRICE(1)                FEE(2)
-----------------------------------------------------------------------------------------------------------------------------
Debt Securities and Warrants to Purchase Debt Securities...          $1,500,000,000                      $375,000
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

(1) In no event will the maximum aggregate offering price of the securities being registered exceed $1,500,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. Such amount represents the issue price rather than the principal amount of any debt securities issued at an original issue discount. Any securities registered by this registration statement may be sold separately or as units with other securities registered by this registration statement.
(2) Fee calculated pursuant to Rule 457(o) under the Securities Act.
                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SUBJECT TO COMPLETION, MAY 1, 2001

PROSPECTUS

                                 $1,500,000,000

                             THE COCA-COLA COMPANY

                                DEBT SECURITIES
                      WARRANTS TO PURCHASE DEBT SECURITIES

                             ---------------------

     We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.

                             ---------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             ---------------------

                  THIS PROSPECTUS IS DATED             , 2001.

                               TABLE OF CONTENTS

About This Prospectus.......................................    1
Where You Can Find More Information.........................    1
Cautionary Note Regarding Forward-Looking Statements........    2
The Company.................................................    4
Use Of Proceeds.............................................    4
Ratios Of Earnings To Fixed Charges.........................    4
Description Of Debt Securities..............................    5
Description Of Debt Warrants................................   15
Plan Of Distribution........................................   17
Legal Matters...............................................   18
Experts.....................................................   18

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, commonly known as the SEC, using a "shelf" registration process. Under this shelf process, we may sell:

     - debt securities; and

     - warrants to purchase debt securities,

either separately or in units, in one or more offerings up to a total aggregate offering amount of $1,500,000,000. This prospectus provides you with a general description of those securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

     You may obtain from the SEC, through the SEC's web site or at the SEC offices mentioned in the following paragraph, a copy of the registration statement, including exhibits, that we have filed with the SEC to register the securities offered under this prospectus. The registration statement may contain additional information about our company and the securities we are offering that may be important to you.

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains regional offices where you can copy the reports. These are located at 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You also can obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the New York Stock Exchange located at 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

     We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

     We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that all the securities offered by this prospectus have been issued as described in this prospectus:

     - our annual report on Form 10-K for the year ended December 31, 2000;

     - our quarterly report on Form 10-Q for the three months ended March 31, 2001; and

     - our current report on Form 8-K filed on February 21, 2001.

     You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address: Office of the Secretary, The Coca-Cola Company, One Coca-Cola Plaza, Atlanta, Georgia; telephone: (404) 676-2121.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION. THESE SECURITIES ARE ONLY BEING OFFERED IN JURISDICTIONS WHERE THE OFFER IS PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain written and oral statements made by us or our subsidiaries or with the approval of one of our authorized executive officers may constitute "forward-looking statements" as defined under the United States Private Securities Litigation Reform Act of 1995, including statements made in this prospectus, any accompanying prospectus supplement and any other documents that we file with the SEC. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. All statements which address operating performance, events or developments that we expect or anticipate will occur in the future -- including statements relating to volume growth, share of sales and earnings per share growth and statements expressing general optimism about future operating results -- are forward-looking statements. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. As and when made, our management believes that these forward-looking statements are reasonable. However, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     The following are some of the factors that could cause our actual results to differ materially from the expected results described in or underlying our forward-looking statements:

     - Our ability to generate sufficient cash flows to support capital expansion plans, share repurchase programs and general operating activities.

     - Changes in the nonalcoholic beverages business environment. These include, without limitation, competitive product and pricing pressures and our ability to gain or maintain share of sales in the global market as a result of actions by competitors. While we believe our opportunities for sustained, profitable growth are considerable, factors such as these could impact our earnings, share of sales and volume growth.

     - Changes in laws and regulations, including changes in accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax law interpretations) and environmental laws in domestic or foreign jurisdictions.

     - Fluctuations in the cost and availability of raw materials and the ability to maintain favorable supplier arrangements and relationships.

     - Our ability to achieve earnings forecasts, which are generated based on projected volumes and sales of many product types, some of which are more profitable than others. There can be no assurance that we will achieve the projected level or mix of product sales.

     - Interest rate fluctuations and other capital market conditions, including foreign currency rate fluctuations. Most of our exposures to capital markets, including interest and foreign currency, are managed on a consolidated basis, which allows us to net certain exposures and, thus, take advantage of any natural offsets. We use derivative financial instruments to reduce our net exposure to financial risks. There can be no assurance, however, that our financial risk management program will be successful in reducing foreign currency exposures.

     - Economic and political conditions, especially in international markets, including civil unrest, governmental changes and restrictions on the ability to transfer capital across borders.

     - Our ability to penetrate developing and emerging markets, which also depends on economic and political conditions, and how well we are able to acquire or form strategic business alliances with local bottlers and make necessary infrastructure enhancements to production facilities, distribution networks, sales equipment and technology. Moreover, the supply of products in developing markets must match the customers' demand for those products, and, due to product price and cultural differences, there can be no assurance of product acceptance in any particular market.

     - The effectiveness of our advertising, marketing and promotional programs.

     - The uncertainties of litigation, as well as the other risks and uncertainties that we detail from time to time in our SEC filings.

     - Adverse weather conditions, which could reduce demand for our products.

     The foregoing list of important factors is not exclusive.

                                  THE COMPANY

     We are the largest manufacturer, distributor and marketer of soft drink concentrates and syrups in the world. Finished beverage products bearing our trademarks, sold in the United States since 1886, are now sold in nearly 200 countries and include the leading soft drink products in most of these countries.

     Our business is nonalcoholic beverages, principally soft drinks but also a variety of noncarbonated beverages, including juice and juice-drink products. We are one of numerous competitors in the commercial beverages market. Of the approximately 48 billion beverage servings of all types consumed worldwide every day, beverages bearing our trademarks account for more than one billion.

     We were incorporated in September 1919 under the laws of the State of Delaware and succeeded to the business of a Georgia corporation with the same name that had been organized in 1892.

     Our principal office is located at One Coca-Cola Plaza, Atlanta, Georgia 30313, and our telephone number is (404) 676-2121.

                                USE OF PROCEEDS

     Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities will be used for general corporate purposes, including:

     - working capital;

     - capital expenditures;

     - acquisitions of or investments in businesses or assets;

     - redemption and repayment of short-term or long-term borrowings; and

     - purchases of our common stock under our ongoing stock repurchase program.

Pending application of the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     Our ratios of earnings to fixed charges for the five fiscal years ended December 31, 2000 and the three months ended March 31, 2001 are set forth below:

THREE MONTHS ENDED
    MARCH 31,           YEAR ENDED DECEMBER 31,
------------------  --------------------------------
       2001         2000   1999   1998   1997   1996
       ----         ----   ----   ----   ----   ----
       13.9         8.7    11.6   17.3   20.8   14.9

     We computed ratios of earnings to fixed charges on a total enterprise basis by dividing income from continuing operations before income taxes and changes in accounting principles (excluding undistributed equity earnings) and fixed charges (excluding capitalized leases) by fixed charges. Fixed charges consist of interest expense, the interest portion of rental expense and capitalized interest.

     We are contingently liable for guarantees of indebtedness owed by third parties in the amount of approximately $367 million at March 31, 2001. Fixed charges for these contingent liabilities have not been included in the computations of the above ratios as the amounts are immaterial and, in the opinion of our management, it is not probable that we will be required to satisfy the guarantees.

                         DESCRIPTION OF DEBT SECURITIES

     This section describes the general terms and provisions of the debt securities. The prospectus supplement will describe the specific terms of the debt securities offered by that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

     We will issue the debt securities under an amended and restated indenture between us and Bankers Trust Company, as trustee, dated as of April 26, 1988, as amended by a first supplemental indenture dated as of February 24, 1992. As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we issue and the trustee authenticates and delivers under the indenture. The indenture and all debt securities issued under the indenture will be governed by and construed in accordance with the laws of the State of New York. Additionally, the indenture is subject to the provisions of the Trust Indenture Reform Act of 1990, which became effective on November 15, 1990 and governs indentures qualified prior to that date.

     We have summarized selected terms and provisions of the indenture in this section. We have also filed the indenture and the first supplemental indenture as exhibits to the registration statement. You should read the indenture and the first supplemental indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indenture (as supplemented by the supplemental indenture, in some instances) so that you can more easily locate these provisions. Capitalized terms used but not defined in this summary have the meanings specified in the indenture.

GENERAL

     The debt securities will be our unsecured and unsubordinated obligations, will rank equally and ratably with our other unsecured and unsubordinated obligations and will not be convertible into our common stock. The debt securities will rank junior to all of our currently existing and future secured debt.

     We are not limited as to the amount of debt securities that we can issue under the indenture. We may issue debt securities under the indenture in one or more series, each with different terms, up to the aggregate principal amount which we may authorize from time to time. We also have the right to "reopen" a previous issue of a series of debt securities by issuing additional debt securities of such series. (Section 3.01).

     A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. (Section 3.01). These terms will include some or all of the following:

     - the title and type of the debt securities;

     - the total principal amount of debt securities of that series that are authorized and outstanding as of the most recent date;

     - any limit on the total principal amount of the debt securities;

     - the price at which the debt securities will be issued;

     - the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

     - the maturity date of the debt securities;

     - the minimum denominations in which the debt securities will be issued;

     - if the debt securities will bear interest:

      - the interest rate on the debt securities or the method of calculating the interest rate;

      - the date from which interest will accrue;

      - the record and interest payment dates for the debt securities;

      - the first interest payment date; and

      - any circumstances under which we may defer interest payments;

     - the place or places at which the principal or premium, if any, and interest, if any, on the debt securities will be paid;

     - any optional redemption provisions that would permit us or the holders of the debt securities to elect redemption of the debt securities prior to their final maturity;

     - any sinking fund or mandatory redemption or retirement provisions that would obligate us to redeem the debt securities prior to their final maturity;

     - the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars;

     - any provisions that would permit us or the holders of the debt securities to elect the currency or currencies in which the debt securities are paid;

     - the portion of the principal amount of the debt securities that will be payable upon declaration or acceleration of maturity of the debt securities (if other than the principal amount of the debt securities);

     - whether the provisions described under the heading "Defeasance" below apply to the debt securities;

     - whether the provisions of some or all of the covenants described under the heading "Restrictive Covenants" below apply to the debt securities;

     - any changes to or additional Events of Default or covenants;

     - whether the debt securities will be issued in whole or in part in the form of global securities and, if so, the depositary for those global securities;

     - any special tax implications of the debt securities; and

     - any other terms of the debt securities.

     If the purchase price of any debt securities is denominated in a foreign currency or composite currency, or if the principal of or any premium or interest on any debt securities is payable in a foreign currency or composite currency, we will include the restrictions, elections, tax consequences, specific terms and other information with respect to the debt securities and the applicable foreign currency or composite currency in the applicable prospectus supplement.

     We may issue debt securities as Original Issue Discount Securities (as defined below) to be offered and sold at a substantial discount from their principal amount and typically bearing no interest or interest at a rate which at the time of issuance is below market rates. An "Original Issue Discount Security" is any debt security which provides for an amount less than its principal amount to be due and payable upon a declaration of acceleration of its maturity. (Section 1.01) We will describe the federal income tax, accounting and other considerations relevant to any such original issue discount securities in the applicable prospectus supplement.

RESTRICTIVE COVENANTS

     The indenture contains certain restrictive covenants that apply, or may apply, to us and all of our Restricted Subsidiaries (as defined below). The covenants described below under "Restrictions on Liens" and "Restrictions on Sale and Leaseback Transactions" will not apply to a series of debt securities unless we specifically so provide in the applicable prospectus supplement. These covenants do not apply to any of our Subsidiaries that are not designated as Restricted Subsidiaries.

     You should carefully read the applicable prospectus supplement for the particular provisions of the series of debt securities being offered, including any additional restrictive covenants or Events of Default that may be included in the terms of such debt securities.

     Restrictions on Liens. If the applicable prospectus supplement states that the covenant set forth in Section 5.03 of the indenture will be applicable to a series of debt securities, we will be subject to a covenant that we will not, nor will we permit any Restricted Subsidiary (as defined below) to, create, incur, issue, assume or guarantee any debt for money borrowed (as used in this "Restrictive Covenants" section, "Debt") if such Debt is secured by a mortgage, pledge, lien, security interest or other encumbrance upon any Principal Property (as defined below) or on any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or acquired in the future), without, in any such case, effectively providing that the debt securities and, at our option, any of our other indebtedness or guarantees or any indebtedness or guarantees of a Restricted Subsidiary ranking equally with the debt securities shall be secured equally and ratably with (or, at our option, prior to) such Debt. The foregoing restrictions shall not apply to:

     (1) mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

     (2) mortgages on property existing at the time of acquisition of such property and, in some instances, certain purchase money mortgages;

     (3) mortgages securing Debt owing by any Restricted Subsidiary to us or another Restricted Subsidiary;

     (4) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to us or a Restricted Subsidiary;

     (5) mortgages in favor of any country or any political subdivision of any country, or any instrumentality thereof, to secure payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages; or

     (6) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referenced in clauses (1) through (5) above, inclusive, or any mortgage existing at the date of the indenture, provided that the principal amount of debt secured at the time of such extension may not be increased, and the collateral which secures the same cannot be expanded.

Notwithstanding these exceptions, we and one or more Restricted Subsidiaries may, without securing the debt securities, create, incur, issue, assume or guarantee secured Debt which would otherwise be subject to the foregoing restrictions, provided that if, after giving effect to such Debt, the aggregate of such secured Debt then outstanding (not including secured Debt permitted under the foregoing exceptions) at such time does not exceed 10% of our consolidated stockholders' equity as of the end of the preceding fiscal year (Section 5.03).

     Restrictions on Sale and Leaseback Transactions. If the applicable prospectus supplement states that the covenant set forth in Section 5.04 of the indenture will be applicable to a series of debt securities, we will be subject to the covenant that we will not, and we will not permit any Restricted Subsidiary to, enter into any lease, other than intercompany leases, longer than three years covering any Principal Property that is sold to any other person in connection with such lease unless:

     (1) we or such Restricted Subsidiary would be entitled, pursuant to "Restrictions on Liens" described above, to incur Debt secured by a mortgage on the Principal Property involved in an amount at least equal to the Attributable Debt (as defined below) without equally and ratably securing the debt securities provided that such Attributable Debt shall then be deemed to be Debt subject to the provisions of such restriction on liens, or

     (2) since the date of the indenture and within a period commencing twelve months prior to the consummation of the sale and leaseback transaction and ending twelve months after the consummation of such transaction, we or such Restricted Subsidiary have expended or will expend for Principal Property an amount equal to (a) the net proceeds of such sale and leaseback transaction, and we elect to designate all of such amount as a credit against such transaction or (b) a part of the net proceeds of such sale and leaseback transaction, and we elect to designate such amount as a credit against such transaction and apply an amount equal to the remainder of the net proceeds as provided in clause (3) below, or

     (3) an amount equal to such Attributable Debt (less any amount elected under clause (2) above) is applied within 90 days of such lease to the retirement of Debt, other than intercompany Debt, which by its terms matures at, or is prepayable or extendible or renewable at the sole option of the obligor without requiring the consent of the obligee to, a date more than twelve months after the date of the creation of such Debt (Section 5.04).

     Consolidation, Merger and Sale. The indenture generally provides that we may consolidate with or merge into any other corporation, or transfer or lease our properties and assets as an entirety or substantially as an entirety to any other corporation, if the corporation formed by or resulting from any such consolidation, into which we are merged or which shall have acquired or leased such properties and assets, shall, pursuant to a supplemental indenture, assume payment of the principal of (and premium, if any) and interest, if any, on the debt securities and the performance and observance of the covenants of the indenture (Section 11.01).

     If upon (1) any consolidation or merger of us, or of us and any Subsidiary, with or into any other corporation or corporations, or upon the merger of another corporation into us, or (2) successive consolidations or mergers to which we or our successors shall be a party or parties, or (3) upon any sale or conveyance of our property, or the property of us and any Subsidiary, as an entirety or substantially as an entirety, any Principal Property or any shares of stock or Debt of any Restricted Subsidiary would then become subject to any mortgage, we will cause the debt securities, and at our option any other indebtedness of us or such Restricted Subsidiary ranking equally with the debt securities, to be secured equally and ratably with (or, at our option, prior to) any Debt secured thereby, unless such Debt could have been incurred without us being required to secure the debt securities equally or ratably with (or prior to) such Debt pursuant to "Restrictions on Liens" described above (Section 11.01).

CERTAIN DEFINITIONS

     As used in the indenture and this prospectus, the following definitions apply:

     "Attributable Debt" means, in respect of a sale and leaseback transaction, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such sale and leaseback transaction, as determined in good faith by us) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). (Section 1.01).

     "Principal Property" means our manufacturing plants or facilities or those of a Restricted Subsidiary located within the United States of America (other than its territories and possessions) or Puerto Rico, except any such manufacturing plant or facility which our board of directors by resolution reasonably determines not to be of material importance to the total business conducted by us and our Restricted Subsidiaries (Section 1.01).

     "Restricted Subsidiary" means any Subsidiary (1) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the United States of America (other than its territories and possessions) or Puerto Rico and (2) which owns or is the lessee of any Principal Property, but does not include any Restricted Subsidiary primarily engaged in financing activities, primarily engaged in the leasing of real property to persons other than us and our Restricted Subsidiaries, or which is characterized by us as a temporary investment. The terms "Restricted Subsidiary" does not include Coca-Cola Financial Corporation, The Coca-Cola Trading Company LLC, 55th & 5th Avenue Corporation, 3300 Riverside Drive Corporation, Bottling Investments Corporation, HV Company or ACCBC Holding Company, and their respective Subsidiaries. (Section 1.01).

     "Subsidiary" means a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by us or one or more other Subsidiaries, or by us and one or more other Subsidiaries. (Section 1.01).

     "Voting Stock" means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of said corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) (Section 1.01).

EVENT OF DEFAULT

     "Event of Default," when used in the indenture with respect to any series of debt securities, means any of the following:

     - default for 30 days in payment of any interest on such series;

     - default in payment of any principal of or premium, if any, on or in any sinking fund installment for such series;

     - default for 90 days after notice in performance of any other covenant in the indenture (other than a covenant or agreement included in the indenture solely for the benefit of holders of debt securities of any series other than that series);

     - certain events of bankruptcy, insolvency or reorganization; or

     - any other Event of Default provided with respect to the debt securities of that series (Section 7.01).

The indenture requires us to deliver annually to the trustee an officers' certificate, in which certain of our officers certify whether or not they have knowledge of any default in our performance of the covenants described (Section 5.07).

     If an Event of Default shall occur and be continuing with respect to the debt securities of any series, the trustee or the holders of not less than 25% in principal amount of the debt securities of such series then outstanding may declare the principal (or, if the debt securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the applicable prospectus supplement for such series) of all the debt securities of such series and the interest accrued thereon to be due and payable (Section 7.02). The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of such series (or, in the case of certain Events of Default pertaining to all outstanding debt securities, with the consent of holders of a majority in principal amount of all the debt securities then outstanding acting as one class) may waive any Event of Default with respect to a particular series of debt securities, except an Event of Default in the payment of principal of or any premium or interest on any debt securities of such series or in respect of a covenant or provision of the indenture which, under the terms thereof, cannot be modified or amended without the consent of the holders of each outstanding debt security of such series (Section 7.11). See "Modifications of the Indenture" below.

     Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee is under no obligation to exercise any of the rights or powers under the indenture at the request, order or direction of any of the holders of debt securities of any series, unless such securityholders shall have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by such exercise (Section 8.02). Subject to such provisions for the indemnification of the trustee and certain limitations contained in the indenture, the holders of a majority in principal amount of all debt securities of such series at the time outstanding (treated as one class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series (Section 7.10).

     If any debt securities are denominated in a foreign currency or composite currency, then for the purposes of determining whether the holders of the requisite principal amount of debt securities have taken any action as herein described, the principal amount of such debt securities shall be deemed to be that amount of United States dollars that could be obtained for such principal amount on the basis of the spot rate of exchange into United States dollars for the currency or composite currency in which such debt securities are denominated (as determined by us or an authorized exchange rate agent and evidenced to the trustee) as of the date the taking of such action by the holders of such requisite principal amount is evidenced to the trustee as provided in the indenture (Section 14.10).

MODIFICATIONS OF THE INDENTURE

     We and the trustee may modify and amend the indenture with the consent of the holders of not less than a majority in aggregate principal amount then outstanding of any series of the debt securities affected by such modification or amendment. However, we may not, without the consent of the holders of each debt security so affected:

     - extend the fixed maturity of such series of debt securities;

     - reduce the principal amount of such series of debt securities;

     - reduce the rate or extend the time of payment of interest on such series of debt securities;

     - impair or affect the right of any securityholder to institute suit for payment of principal or interest or change the coin or currency in which the principal of or interest on such series of debt securities is payable; or

     - reduce the percentage of aggregate principal amount of debt securities of such series from whom consent is required to modify the indenture. (Section 10.02)

     We and the trustee may also modify and amend the indenture without the consent of any holders of debt securities to:

     - provide for security for the debt securities;

     - evidence the assumption of our obligations under the indenture by a successor;

     - add covenants that would benefit holders of any debt securities;

     - cure any ambiguity, omission, defect or inconsistency; and

     - provide for a successor trustee. (Section 10.01).

DEFEASANCE OF THE INDENTURE AND SECURITIES

     Unless the applicable prospectus supplement states otherwise, the indenture provides that we will be deemed to have paid and discharged the entire indebtedness on the debt securities of any series, and our obligations under the indenture with respect to the debt securities of such series (other than certain specified obligations, such as the obligations to maintain a security register pertaining to transfer of the debt securities, to maintain a paying agency office, and to replace stolen, lost or destroyed debt securities) will cease to be in effect, from and after the date that we deposit with the trustee, in trust, of:

     (1) money in the currency or composite currency in which the debt securities of such series are denominated; or

     (2) U.S. Government Obligations, in the case of debt securities denominated in dollars, or obligations issued or guaranteed by the government which issued the currency in which the debt securities of such series are denominated, in the case of debt securities denominated in foreign currencies, which through the payment of interest and principal in accordance with their terms will provide money in the currency in which the debt securities of such series are denominated; or

     (3) a combination thereof,

which is sufficient to pay and discharge the principal and premium, if any, and interest, if any, to the date of maturity on or the redemption date of, such series of debt securities (Sections 12.01 and 12.02). In the event of any such defeasance, holders of such debt securities would be able to look only to such trust fund for payment of principal (and premium, if any) and interest, if any, on their debt securities until maturity.

     Such defeasance may be treated as a taxable exchange of the related debt securities for an issue of obligations of the trust or a direct interest in the money, U.S. Government Obligations or other obligations held in the trust. In that case, holders of such debt securities may recognize gain or loss as if the trust obligations or the money, U.S. Government Obligations or other obligations deposited, as the case may be, had actually been received by them in exchange for their debt securities. Such holders thereafter might be required to include in income a different amount than would be includable in the absence of defeasance. We encourage prospective investors to consult with their own tax advisors as to the specific consequences of defeasance.

DENOMINATIONS

     Unless the applicable prospectus supplement states otherwise, the debt securities will be issued only in registered form without coupons, in U.S. dollars in denominations of $1,000 or any integral multiples of $1,000. We will issue a book-entry security equal to the aggregate principal amount of outstanding debt securities of the series represented by such book-entry security. We will specify the denominations of a series of debt securities denominated in a foreign currency or composite currency in the applicable prospectus supplement (Sections 3.02 and 3.03).

REGISTRATION AND TRANSFER

     You may exchange any certificated securities of any series for other certificated securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. Upon payment of any taxes and other governmental charges as described in the indenture, you may present certificated securities for registration of transfer (with the form of transfer duly executed), without a service charge, at the office of the securities registrar or at the office of any transfer agent that we designate for such purpose and reference in the applicable prospectus supplement with respect to any series of debt securities. Subject to its satisfaction with the documents of title and identity of the person making the request, the securities registrar or such transfer agent, as the case may be, will effect such transfer or exchange.

     We have initially appointed the trustee as securities registrar under the indenture (Section 3.05). If the prospectus supplement refers to any transfer agent in addition to the securities registrar initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in the borough of Manhattan, the city of New York, for such series. We may at any time designate additional transfer agents with respect to any series of debt securities (Section 5.02).

     In the event of any partial redemption in part of a series of debt securities, we will not be required to

     (1) issue securities of such series, register the transfer of securities of such series or exchange debt securities of such series during a period beginning at the opening of business 15 days before the mailing date of a notice of redemption of such debt securities of that series selected to be redeemed and ending at the close of business on such mailing date or

     (2) register the transfer or exchange of any debt security, or portion of any such debt security, that is called for redemption, except the unredeemed portion of any debt security being redeemed in part (Section 3.05).

PAYMENT AND PAYING AGENTS

     Unless the applicable prospectus supplement states otherwise, we will pay the principal of and any premium and interest on debt securities at the office of the paying agent or paying agents as we may designate from time to time. However, at our option we may pay any interest by check mailed or delivered to the address of the person entitled to such payment as it appears in the securities register (Section 2.02). Unless the applicable prospectus supplement states otherwise, we will pay any installment of interest on debt securities to the person in whose name the debt security is registered at the close of business on the regular record date for such interest payment (Section 3.07). Payments of any interest on the debt securities may be subject to the deduction of applicable withholding taxes (Section 5.01).

     Unless the applicable prospectus supplement states otherwise, the principal office of the trustee in the city of New York is designated as our paying agent for payments with respect to debt securities. Any other paying agents that we may designate at the time of the offering and issuance of a series of debt securities will be named in the related prospectus supplement. With regard to any series, we may at any time designate additional paying agents, rescind the designation of any paying agents or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in the borough of Manhattan in the city of New York (Section 5.02).

     The trustee or any paying agent for the payment of principal of or interest on any debt security will repay to us all moneys paid by us which remain unclaimed at the end of two years after such principal or interest shall have become due and payable, and, after such repayment occurs, the holder of the applicable debt security will be entitled to look only to us for payment (Section 12.04).

CONCERNING THE TRUSTEE

     Bankers Trust Company, New York, New York, is the trustee under the indenture. We maintain banking relationships in the ordinary course of business with Bankers Trust Company, and Bankers Trust Company also acts as a dealer for the issuance of our commercial paper, has entered into interest rate and foreign currency transactions with us and serves as fiscal agent for our outstanding obligations.

BOOK-ENTRY SECURITIES

     We may issue debt securities of a series, in whole or in part, in the form of one or more book-entry securities that we will deposit with, or on behalf of, The Depository Trust Company, or another depositary that we name and identify in the applicable prospectus supplement. Unless and until a book-entry security is exchanged for certificated securities, a book-entry security may not be registered for transfer or exchange except as a whole by the depositary (or a successor depositary) to its nominee or by a nominee of the depositary (or a successor depositary) to the depositary (or a successor depositary) or to another nominee of the depositary (Section 3.05).

     We will describe the specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a book-entry security in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

     Upon the issuance of a book-entry security, the depositary for such book-entry security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such book-entry security to the accounts of the depositary's participants. Participants are persons who have accounts with the depositary and include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Those participants' accounts to be credited shall be designated by the underwriters or agents with respect to such debt securities or by us if we directly offer and sell such debt securities. Access to the depositary's system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. These persons are known as indirect participants. Persons who are not participants may beneficially own book-entry securities held by the depositary only through participants or indirect participants.

     Ownership of beneficial interests in any book-entry security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee with respect to interests held by participants for such book-entry security and on the records of participants with respect to interests held by indirect participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws, as well as the limits on participation in the depositary's book-entry system, may impair a person's ability to own or transfer beneficial interests in a book-entry security.

     So long as the depositary or its nominee is the registered owner of a book-entry security, the indenture deems such depositary or such nominee to be the sole owner or holder of the debt securities represented by such book-entry security. Except as provided below, owners of beneficial interests in a book-entry security will not be entitled to have debt securities of the series represented by such book-entry security registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in definitive form and will not be considered the owners or holders of such debt securities under the indenture.

     We will pay the principal of and any premium and interest on debt securities registered in the name of the depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owner of the book-entry security representing such debt securities. We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the book-entry security for such debt securities, as shown on the records of such depositary or its nominee. We expect that participants will make similar credits to the accounts of indirect participants with whom they have a relationship. We also expect that payments by participants and indirect participants to owners of beneficial interests in such book-entry security held through such persons will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants and indirect participants. Neither we, the trustee, any paying agent nor the securities registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the book-entry security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests (Section 3.11).

     If the depositary for debt securities of a series is at any time unwilling or unable, or is no longer eligible, to continue as depositary, we have agreed to appoint a successor depositary. If we do not appoint such a successor within 90 days, we will issue debt securities of such series in definitive form in exchange for the book-entry security representing such series of debt securities. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a series represented by a book-entry security and, in such event, we will issue debt securities of such series in definitive form in exchange for the book-entry security representing such series of debt securities. Further, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a book-entry security representing debt securities of such series may receive debt securities of such series in definitive form subject to terms acceptable to us, the trustee and the depositary for such book-entry security. In any such instance, an owner of a beneficial interest in a book-entry security will be entitled to physical delivery in definitive form of debt securities of the series represented by such book-entry security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (Section 3.05).

                          DESCRIPTION OF DEBT WARRANTS

     This section describes the general terms and provisions of the debt warrants. The applicable prospectus supplement will describe the specific terms of the debt warrants offered by that prospectus supplement and any general terms outlined in this section that will not apply to those debt warrants.

     We may issue debt warrants in registered certificated form for the purchase of debt securities. We may issue debt warrants together with or separately from any debt securities offered by any prospectus supplement, and, if issued together with any debt securities, we may attach them to the debt securities or separate them from the debt securities. We will issue debt warrants under debt warrant agreements to be agreed between us and a bank or trust company, as debt warrant agent, all as set forth in the prospectus supplement relating to a particular issue of debt warrants.

     We have summarized selected terms and provisions of the forms of debt warrant agreement and debt warrant certificate in this section. We have also filed the forms of debt warrant agreement and debt warrant certificate as exhibits to the registration statement. You should read the debt warrant agreement and debt warrant certificate for additional information before you buy any debt warrants. The summary that follows includes references to particular provisions of the debt warrant agreement and the debt warrant certificate so that you can more easily locate these provisions. Capitalized terms used but not defined in this summary have the meanings specified in the debt warrant agreement or debt warrant certificates, as applicable.

GENERAL

     A prospectus supplement relating to a series of debt warrants being offered will include specific terms of the debt warrant agreement relating to the offering and the debt warrant certificates representing the offered debt warrants. These terms will include some or all of the following:

     - the offering price and the currency or composite currency you may use to purchase debt warrants;

     - the amount of warrants or rights outstanding;

     - the designation, aggregate principal amount, authorized denominations and terms of the debt securities which you may purchase upon the exercise of such debt warrants;

     - if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of debt warrants issued with each such debt security;

     - if applicable, the date on and after which you may separately transfer such debt warrants and the related debt securities;

     - the principal amount of debt securities you may purchase upon exercise of each debt warrant and the price and currency or composite currency or other consideration (which may include debt securities) you may use to purchase such principal amount of debt securities upon such exercise;

     - the procedures or conditions relating to changes to or adjustments in the exercise price;

     - the date on which your right to exercise the debt warrants shall commence and the date on which your right shall expire;

     - the terms of any mandatory or optional redemption by us;

     - any material U.S. federal income tax consequences;

     - the identity of the debt warrant agent;

     - the procedures and conditions relating to the exercise of the warrants;
       and

     - any other terms of the debt warrants.

     You may exchange debt warrant certificates for new debt warrant certificates of different denominations, may present debt warrant certificates for registration of transfer and may exercise debt warrant certificates at the corporate trust office of the debt warrant agent or any other offices indicated in the prospectus supplement (Sections 6 and 9).

EXERCISE OF DEBT WARRANTS

     Debt warrants will entitle you, as their holder, to purchase such principal amount of debt securities at such exercise price, for such consideration and during such period or periods as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the debt warrants. You may exercise debt warrants at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the prospectus supplement relating to such debt warrants. After such time on the expiration date of the debt warrants or such later date to which we may extend such expiration date, unexercised debt warrants will be void (Section 8). Prior to the exercise of your debt warrants, you, as a holder of a debt warrant certificate, will not have any of the rights of holders of the debt securities purchasable upon such exercise, including the right to receive payments of principal of or any premium or interest on the debt securities purchasable upon such exercise or to enforce covenants in the indenture (Section 24).

     You may exercise debt warrants by delivery to the debt warrant agent of payment as provided in the related prospectus supplement of the amount required to purchase the debt securities purchasable upon such exercise, together with certain information set forth on the reverse side of the debt warrant certificate. Unless otherwise provided in the related prospectus supplement, upon receipt of such payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities that you purchased upon such exercise. If fewer than all of the debt warrants represented by such debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants (Section 9).

MODIFICATIONS

     We, together with the debt warrant agent, may amend any debt warrant agreement and the terms of the debt warrants issued pursuant to it, without the consent of the holders of debt warrant certificates, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained in it, or in any other manner which we and the debt warrant agent may deem necessary or desirable and which will not adversely affect the interests of the holders of debt warrant certificates (Section 19).

ENFORCEABILITY OF RIGHTS BY HOLDERS; GOVERNING LAW

     The debt warrant agent will act solely as our agent in connection with the debt warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of debt warrant certificates. Holders may, without the consent of the debt warrant agent or the trustee for the applicable series of debt securities, enforce by appropriate legal action, on their own behalf, their right to exercise their debt warrants in the manner provided in their debt warrant certificates and the debt warrant agreement (Section 25). Unless otherwise indicated in the applicable prospectus supplement, each issue of debt warrants and the applicable debt warrant agreement will be governed by and construed in accordance with the laws of the State of New York (Section 22).

                              PLAN OF DISTRIBUTION

     We may sell any securities:

     - through underwriters or dealers;

     - through agents; or

     - directly to one or more purchasers.

     The distribution of the securities may be effected from time to time in one or more transactions:

     - at a fixed price or prices, which may be changed from time to time;

     - at market prices prevailing at the time of sale;

     - at prices related to such prevailing market prices; or

     - at negotiated prices.

     For each series of securities, the prospectus supplement will set forth the terms of the offering including:

     - the initial public offering price;

     - the method of distribution, including the names of any underwriters, dealers or agents;

     - the purchase price of the securities;

     - our proceeds from the sale of the securities;

     - any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

     - any discounts or concessions allowed or reallowed or repaid to dealers;
       and

     - the securities exchanges on which the securities will be listed, if any.

     If we use underwriters in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

     If we use dealers in the sale, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If we sell directly, no underwriters or agents would be involved. We are not making an offer of securities in any jurisdiction that does not permit such an offer.

     Underwriters, dealers and agents that participate in the securities distribution may be deemed to be underwriters as defined in the Securities Act of 1933. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under that Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act of 1933, or to contribute with respect to payments that they may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

     We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institutions contractually agree to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

     The securities will be new issues of securities with no established trading market and unless otherwise specified in the applicable prospectus supplement, we will not list any series of the securities on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.

                                 LEGAL MATTERS

     The validity of the securities offered by this prospectus will be passed upon for us by King & Spalding and for the underwriters, dealers and agents by Alston & Bird LLP. Sam Nunn, a partner of King & Spalding, is one of our directors. Alston & Bird LLP has from time to time acted as our counsel and may do so in the future.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included or incorporated by reference in our annual report on Form 10-K for the year ended December 31, 2000, as set forth in their reports, which are incorporated by reference in this prospectus. Our consolidated financial statements and schedule are incorporated by reference in this prospectus in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

            Securities and Exchange Commission registration fee.........  $  375,000
            Accounting fees and expenses................................     155,000
            Legal fees and expenses.....................................     145,000
            Trustee's fees and expenses (including counsel fees)........     155,000
            Blue sky fees and expenses..................................      10,000
            Rating agency fees..........................................     720,000
            Printing and engraving expenses.............................     140,000
            Miscellaneous...............................................      25,000
                                                                          ----------
                      Total.............................................  $1,725,000
                                                                          ==========

All fees other than the SEC registration fee are estimated. All of the expenses of the issuance and distribution of the securities being registered pursuant to this registration statement will be paid by the registrant.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the state of Delaware empowers a Delaware corporation to indemnify present and former directors, officers, employees or agents of the corporation.

     1. Article Tenth of the Certificate of Incorporation of the registrant provides:

          "A. A director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          "B. Any repeal or modification of Article Tenth, Paragraph A, by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification."

     2.   Article Seventh of the By-Laws of the registrant provides:

          "Section 1. INDEMNIFICATION OF DIRECTORS AND OFFICERS; INSURANCE. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          "The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          "To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the first two paragraphs of this Section or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          "Any indemnification under the first two paragraphs of this Section (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the applicable standard of conduct set forth in the first two paragraphs of this Section has been met. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
     (3) by the shareholders.

          "Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized by this Section.

          "The indemnification and advancement of expenses provided by or granted pursuant to this Section shall not be deemed exclusive of any other rights to which those indemnified or those who receive advances may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          "The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Section.

          "The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

The registrant has purchased directors' and officers' liability insurance covering many of the possible actions and omissions of persons acting or failing to act in such capacities.

ITEM 16.  EXHIBITS.

EXHIBIT
NUMBER         DESCRIPTION OF EXHIBIT
-------        ----------------------
1.1       --   Form of underwriting agreement.*
4.1       --   Amended and restated indenture dated as of April 26, 1988
               between the registrant and Bankers Trust Company, as trustee
               (incorporated by reference to Exhibit 4.1 to the
               registrant's Registration Statement on Form S-3
               (Registration No. 33-50743), which was filed with Securities and Exchange Commission on October 25, 1993).*
4.2       --   First supplemental indenture dated as of February 24, 1992 between the registrant and Bankers Trust Company, as trustee
               (incorporated by reference to Exhibit 4.2 to the
               registrant's Registration Statement on Form S-3
               (Registration No. 33-50743), which was filed with Securities and Exchange Commission on October 25, 1993).
4.3       --   Form of warrant agreement for warrants sold attached to debt securities.*
4.4       --   Form of warrant sold attached to debt securities (included as part of Exhibit 4.3).*
4.5       --   Form of warrant agreement for warrants sold alone.*
4.6       --   Form of warrant sold alone (included as part of Exhibit
               4.5).*
5.1       --   Opinion of King & Spalding as to the validity of the
               securities.*
12.1      --   Statement re: computation of ratios of earnings to fixed
               charges.*
23.1      --   Consent of King & Spalding (included as part of Exhibit
               5.1).*
23.2      --   Consent of Ernst & Young LLP.*
24.1      --   Powers of attorney.
25.1      --   Form T-1 statement of eligibility under the Trust Indenture
               Act of 1939, as amended, of Bankers Trust Company, as
               trustee for the debt securities.

---------------

* Supplements to such exhibits may be filed in an amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of debt securities or debt warrants.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate volume of securities offered and the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement.

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on this 1st day of May, 2001.

                                          THE COCA-COLA COMPANY

                                          By:      /s/ GARY P. FAYARD
                                            ------------------------------------
                                                       Gary P. Fayard
                                                 Senior Vice President and
                                                  Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 1st day of May, 2001.

                                                  /s/ DOUGLAS N. DAFT
                                          --------------------------------------
                                                     Douglas N. Daft
                                              Chairman, Board of Directors,
                                          Chief Executive Officer and a Director
                                              (Principal Executive Officer)

                                                  /s/ GARY P. FAYARD
                                          --------------------------------------
                                                      Gary P. Fayard
                                                Senior Vice President and
                                                 Chief Financial Officer
                                              (Principal Financial Officer)

                                                /s/ CONNIE D. MCDANIEL
                                          --------------------------------------
                                                    Connie D. McDaniel
                                              Vice President and Controller
                                              (Principal Accounting Officer)

DIRECTORS:

*                                                           *
-----------------------------------------------------       -----------------------------------------------------
Herbert A. Allen                                            Donald F. McHenry
Director                                                    Director

*                                                           *
-----------------------------------------------------       -----------------------------------------------------
Ronald W. Allen                                             Sam Nunn
Director                                                    Director

*                                                           *
-----------------------------------------------------       -----------------------------------------------------
Cathleen P. Black                                           Paul F. Oreffice
Director                                                    Director

*                                                           *
-----------------------------------------------------       -----------------------------------------------------
Warren E. Buffett                                           James D. Robinson III
Director                                                    Director

*                                                           *
-----------------------------------------------------       -----------------------------------------------------
Susan B. King                                               Peter V. Ueberroth
Director                                                    Director

                                                            *
                                                            -----------------------------------------------------
                                                            James B. Williams
                                                            Director

            *By: /s/ CAROL CROFOOT HAYES
  -------------------------------------------------
                 Carol Crofoot Hayes
                  Attorney-in-Fact

Date: May 1, 2001

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                     DESCRIPTION
------                     -----------

1.1      --       Form of underwriting agreement.*

4.1      --       Amended and restated indenture dated as of April 26, 1988
                  between the registrant and Bankers Trust Company, as trustee
                  (incorporated by reference to Exhibit 4.1 to the registrant's
                  Registration Statement on Form S-3 (Registration No.
                  33-50743), which was filed with Securities and Exchange
                  Commission on October 25, 1993).*

4.2      --       First supplemental indenture dated as of February 24, 1992 between the registrant and Bankers Trust Company, as trustee
                  (incorporated by reference to Exhibit 4.2 to the registrant's
                  Registration Statement on Form S-3 (Registration No.
                  33-50743), which was filed with Securities and Exchange
                  Commission on October 25, 1993).

4.3      --       Form of warrant agreement for warrants sold attached to debt securities.*

4.4      --       Form of warrant sold attached to debt securities (included as part of Exhibit 4.3).*

4.5      --       Form of warrant agreement for warrants sold alone.*

4.6      --       Form of warrant sold alone (included as part of Exhibit 4.5).*

5.1      --       Opinion of King & Spalding as to the validity of the
                  securities.*

12.1     --       Statement re: computation of ratios of earnings to fixed
                  charges.*

23.1     --       Consent of King & Spalding (included as part of Exhibit 5.1).*

23.2     --       Consent of Ernst & Young LLP.*

24.1     --       Powers of attorney.

25.1     --       Form T-1 statement of eligibility under the Trust Indenture
                  Act of 1939, as amended, of Bankers Trust Company, as trustee for the debt securities.

------
* Supplements to such exhibits may be filed in an amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of debt securities or debt warrants.